EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2015 FIRST QUARTER RESULTS

•	Distributable cash flow from continuing operations increased 71% compared to the first quarter of 2014

•	Distribution increase of $0.0275, or 3.5% per unit, compared to the distribution paid in the first quarter of 2014

•	Adjusted EBITDA of $50.4 million representing an increase of 29% compared to the first quarter of 2014

KILGORE, Texas, April 29, 2015 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the first quarter ended March 31, 2015.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “I am pleased with our start to 2015 and the Partnership’s first quarter results. The Partnership finished the first quarter with a distribution coverage ratio of 1.12 times. This solid performance included, for the first time since the fourth quarter 2012, paying incentive distribution rights totaling $3.7 million to our general partner. Across all segments, our distributable cash flow grew over 70% compared to the first quarter of last year. This was primarily attributable to strong cash flow from the acquisitions we made last year in natural gas storage and NGL pipeline transportation.

"Looking at our operating segments, Terminalling and Storage outperformed internal expectations during the quarter. This performance was driven by higher than projected throughput at our Corpus Christi crude terminal and lower than forecasted expenses at the shore based terminals and the Smackover refinery. Likewise, the Marine Transportation segment, in particular our offshore fleet, performed well during the quarter. In Natural Gas Services, our storage assets were again ahead of planned performance, however, offsetting performance was lower than anticipated volumes and margins across our NGL businesses. Our Sulfur Services segment met plan even as the fertilizer business experienced weather related fertilizer application delays.

"Looking ahead to the second quarter, we expect to realize a delayed cash flow benefit from later than normal fertilizer application which should also serve to reduce some of the seasonality we typically experience. Additionally, we are optimistic that the lubricant packaging landscape will continue to improve. Pertaining to growth projects, discussions with our customers in both Terminalling and Storage and Natural Gas Services segments have gained momentum during the first quarter; and it appears possible that we will exceed our originally forecasted growth capital expenditure budget for 2015."

The Partnership's distributable cash flow from continuing operations for the first quarter of 2015 was $37.1 million compared to distributable cash flow from continuing operations for the first quarter of 2014 of $21.7 million, an increase of 71%.

The Partnership's adjusted EBITDA from continuing operations for the first quarter of 2015 was $50.4 million compared to adjusted EBITDA from continuing operations for the first quarter of 2014 of $39.0 million, an increase of 29%. Net income for the first quarter of 2015 was $17.2 million, or $0.37 per limited partner unit. Net income for the first quarter of 2014 was $11.8 million, or $0.43 per limited partner unit.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

The Partnership's distributable cash flow and adjusted EBITDA from discontinued operations related to the Floating Storage Assets for the first quarter of both 2015 and 2014 was negative $0.2 million. The Partnership had net income from discontinued operations related to the Floating Storage Assets for the first quarter of 2015 of $1.2 million, or $0.03 per limited partner unit. Net income from discontinued operations for the first quarter of 2015 was positively affected by a gain on the disposition of the Floating Storage Assets of $1.5 million. This compared to a net loss from discontinued operations for the first quarter of 2014 of $0.6 million, or $0.02 per limited partner unit.

Due to significantly lower natural gas liquid prices, revenues for the first quarter of 2015 were $305.4 million compared to $484.8 million for the first quarter of 2014.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three months ended March 31, 2015 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on April 29, 2015.

Quarterly Cash Distribution

The quarterly cash distribution of $0.8125 per common unit, which was announced on April 23, 2015, is payable on May 15, 2015 to common unitholders of record as of the close of business on May 8, 2015. The ex-dividend date for the cash distribution is May 6, 2015. This distribution reflects an annualized distribution rate of $3.25 per unit.

Investors' Conference Call

An investors' conference call to review the first quarter results will be held on Thursday, April 30, 2015, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on April 30, 2015 through 10:59 p.m. Central Time on May 12, 2015. The access code for the conference call and the audio replay is Conference ID No. 33077304. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31, 2015	December 31, 2014
Assets
Cash	$37	$42
Accounts and other receivables, less allowance for doubtful accounts of $2,260 and $1,620, respectively	94,506	134,173
Product exchange receivables	232	3,046
Inventories	68,564	88,718
Due from affiliates	12,269	14,512
Other current assets	6,709	6,772
Assets held for sale	700	40,488
Total current assets	183,017	287,751

Property, plant and equipment, at cost	1,361,491	1,343,674
Accumulated depreciation	(361,650)	(345,397)
Property, plant and equipment, net	999,841	998,277

Goodwill	23,802	23,802
Investment in unconsolidated entities	134,146	134,506
Note receivable - Martin Energy Trading LLC	15,000	15,000
Other assets, net	76,351	81,465
	$1,432,157	$1,540,801

Liabilities and Partners’ Capital
Trade and other accounts payable	$82,954	$125,332
Product exchange payables	10,521	10,396
Due to affiliates	6,492	4,872
Income taxes payable	1,474	1,174
Other accrued liabilities	8,997	21,801
Total current liabilities	110,438	163,575

Long-term debt, net	849,367	888,887
Other long-term obligations	2,332	2,668
Total liabilities	962,137	1,055,130

Commitments and contingencies
Partners’ capital	470,020	485,671
	$1,432,157	$1,540,801

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Terminalling and storage *	$33,797	$31,801
Marine transportation *	20,636	23,114
Natural gas services	16,487	—
Sulfur services	3,090	3,037
Product sales: *
Natural gas services	146,303	321,414
Sulfur services	50,047	51,170
Terminalling and storage	34,993	54,273
	231,343	426,857
Total revenues	305,353	484,809

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	137,707	309,419
Sulfur services *	36,023	37,853
Terminalling and storage *	30,082	48,029
	203,812	395,301
Expenses:
Operating expenses *	45,306	42,900
Selling, general and administrative *	8,806	8,456
Depreciation and amortization	22,717	13,609
Total costs and expenses	280,641	460,266
Other operating loss	(10)	(45)
Operating income	24,702	24,498

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	1,740	(296)
Interest expense, net	(10,546)	(11,451)
Other, net	437	(67)
Total other expense	(8,369)	(11,814)

Net income before taxes	16,333	12,684
Income tax expense	(300)	(300)
Income from continuing operations	16,033	12,384
Income (loss) from discontinued operations, net of income taxes	1,215	(589)
Net income	17,248	11,795
Less general partner's interest in net income	(4,238)	(236)
Less income allocable to unvested restricted units	(67)	(32)
Limited partners' interest in net income	$12,943	$11,527

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Terminalling and storage	$20,474	$18,010
Marine transportation	6,745	5,849
Product Sales	1,589	1,892
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	6,918	8,453
Sulfur services	3,624	4,865
Terminalling and storage	5,402	9,844
Expenses:
Operating expenses	20,400	18,239
Selling, general and administrative	5,994	5,384

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2015	2014
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$12,031	$12,103
Discontinued operations	912	(576)
	$12,943	$11,527
General partner interest:
Continuing operations	$3,939	$248
Discontinued operations	299	(12)
	$4,238	$236

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.34	$0.45
Discontinued operations	0.03	(0.02)
	$0.37	$0.43

Weighted average limited partner units - basic	35,317	26,572

Diluted:
Continuing operations	$0.34	$0.45
Discontinued operations	0.03	(0.02)
	$0.37	$0.43

Weighted average limited partner units - diluted	35,360	26,605

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net income	—	11,559	236	11,795
Issuance of common units	132,580	5,235	—	5,235
Issuance of restricted units	6,400	—	—	—
Forfeiture of restricted units	(2,750)	—	—	—
General partner contribution	—	—	114	114
Cash distributions	—	(20,898)	(472)	(21,370)
Unit-based compensation	—	179	—	179
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - March 31, 2014	26,754,856	$249,826	$6,267	$256,093

Balances - January 1, 2015	35,365,912	$470,943	$14,728	$485,671
Net income	—	13,010	4,238	17,248
Issuance of common units	—	(145)	—	(145)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,000)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(28,803)	(4,405)	(33,208)
Unit-based compensation	—	399	—	399
Balances - March 31, 2015	35,456,862	$455,404	$14,616	$470,020

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$17,248	$11,795
Less: (Income) loss from discontinued operations	(1,215)	589
Net income from continuing operations	16,033	12,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,717	13,609
Amortization of deferred debt issuance costs	868	810
Amortization of debt discount	—	77
Amortization of premium on notes payable	(82)	—
Loss on sale of property, plant and equipment	12	45
Equity in (earnings) loss of unconsolidated entities	(1,740)	296
Unit-based compensation	399	179
Return on investment	2,100	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	39,716	29,718
Product exchange receivables	2,814	1,826
Inventories	20,203	1,612
Due from affiliates	2,243	(4,349)
Other current assets	184	(381)
Trade and other accounts payable	(46,504)	(18,098)
Product exchange payables	125	7,909
Due to affiliates	1,620	448
Income taxes payable	300	300
Other accrued liabilities	(12,345)	(4,677)
Change in other non-current assets and liabilities	(339)	(43)
Net cash provided by continuing operating activities	48,324	41,665
Net cash used in discontinued operating activities	(1,580)	(5,141)
Net cash provided by operating activities	46,744	36,524
Cash flows from investing activities:
Payments for property, plant and equipment	(12,927)	(16,642)
Payments for plant turnaround costs	(1,468)	(2,164)
Proceeds from sale of property, plant and equipment	—	245
Proceeds from involuntary conversion of property, plant and equipment	—	2,475
Return of investments from unconsolidated entities	—	225
Contributions to unconsolidated entities	—	(1,195)
Net cash used in continuing investing activities	(14,395)	(17,056)
Net cash provided by discontinued investing activities	41,250	—
Net cash provided by (used in) investing activities	26,855	(17,056)
Cash flows from financing activities:
Payments of long-term debt	(72,000)	(91,000)
Proceeds from long-term debt	32,000	76,000
Proceeds from issuance of common units, net of issuance related costs	(145)	5,235
General partner contribution	55	114
Purchase of treasury units	—	(277)
Payment of debt issuance costs	(306)	(341)
Cash distributions paid	(33,208)	(21,370)
Net cash used in financing activities	(73,604)	(31,639)
Net decrease in cash	(5)	(12,171)
Cash at beginning of period	42	16,542
Cash at end of period	$37	$4,371
Non-cash additions to property, plant and equipment	$4,901	$4,833

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,		Variance	Percent Change
	2015	2014
	(In thousands, except BBL per day)
Revenues:
Services	$35,041	$33,024	$2,017	6%
Products	34,993	54,273	(19,280)	(36)%
Total revenues	70,034	87,297	(17,263)	(20)%

Cost of products sold	31,161	48,525	(17,364)	(36)%
Operating expenses	20,353	19,752	601	3%
Selling, general and administrative expenses	873	967	(94)	(10)%
Depreciation and amortization	9,789	8,975	814	9%
	7,858	9,078	(1,220)	(13)%
Other operating loss	(6)	(45)	39	(87)%
Operating income	$7,852	$9,033	$(1,181)	(13)%

Lubricant sales volumes (gallons)	6,049	9,163	(3,114)	(34)%
Shore-based throughput volumes (gallons)	42,524	61,152	(18,628)	(30)%
Smackover refinery throughput volumes (BBL per day)	5,536	3,140	2,396	76%
Corpus Christi crude terminal (BBL per day)	180,575	140,346	40,229	29%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$16,487	$—	$16,487
Products	146,303	321,414	(175,111)	(54)%
Total revenues	162,790	321,414	(158,624)	(49)%

Cost of products sold	138,167	309,861	(171,694)	(55)%
Operating expenses	5,689	919	4,770	519%
Selling, general and administrative expenses	2,101	1,286	815	63%
Depreciation and amortization	8,402	121	8,281	6,844%
Operating income	$8,431	$9,227	$(796)	(9)%

Distributions from unconsolidated entities	$2,100	$780	$1,320	169%

NGL sales volumes (Bbls)	3,894	4,723	(829)	(18)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$3,090	$3,037	$53	2%
Products	50,047	51,170	(1,123)	(2)%
Total revenues	53,137	54,207	(1,070)	(2)%

Cost of products sold	36,113	37,943	(1,830)	(5)%
Operating expenses	4,283	3,977	306	8%
Selling, general and administrative expenses	1,062	1,115	(53)	(5)%
Depreciation and amortization	2,126	1,983	143	7%
Operating income	$9,553	$9,189	$364	4%

Sulfur (long tons)	216	190	26	14%
Fertilizer (long tons)	96	91	5	5%
Total sulfur services volumes (long tons)	312	281	31	11%

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$21,946	$24,114	$(2,168)	(9)%
Operating expenses	15,906	19,447	(3,541)	(18)%
Selling, general and administrative expenses	(40)	191	(231)	(121)%
Depreciation and amortization	2,400	2,530	(130)	(5)%
Operating income	$3,680	$1,946	$1,734	89%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and three months ended March 31, 2015 and 2014.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2015	2014

Net income	$17,248	$11,795
Less: (Income) loss from discontinued operations, net of income taxes	(1,215)	589
Income from continuing operations	16,033	12,384
Adjustments:
Interest expense	10,546	11,451
Income tax expense	300	300
Depreciation and amortization	22,717	13,609
EBITDA	49,596	37,744
Adjustments:
Equity in (earnings) loss of unconsolidated entities	(1,740)	296
Loss on sale of property, plant and equipment	12	45
Distributions from unconsolidated entities	2,100	780
Unit-based compensation	399	179
Adjusted EBITDA	50,367	39,044
Adjustments:
Interest expense	(10,546)	(11,451)
Income tax expense	(300)	(300)
Amortization of debt discount	—	77
Amortization of debt premium	(82)	—
Amortization of deferred debt issuance costs	868	810
Payments for plant turnaround costs	(1,468)	(2,164)
Maintenance capital expenditures	(1,758)	(4,338)
Distributable Cash Flow	$37,081	$21,678